Exhibit 10.1

The redacted information has been excluded because it is both (i) not material and (ii) of the type of information that the registrant customarily treats as private and confidential.

ESG Amendment

This ESG Amendment is entered into as of October 25, 2022, by and among AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”) and Bank of Montreal, as Sustainability Coordinator.

In this ESG Amendment (this “Amendment”), unless otherwise specifically provided herein or unless there is something in the subject matter or context inconsistent therewith, capitalized terms shall have the meanings ascribed thereto in the Amended and Restated Credit Agreement, dated as of January 12, 2022 (the “Credit Agreement”) among the Borrower, the direct and indirect Subsidiaries of Borrower from time to time party thereto, as Guarantors, the several financial institutions from time to time party thereto, as Lenders, and Bank of Montreal, as Administrative Agent and Sustainability Coordinator.

WHEREAS the pursuant to Section 2.18 of the Credit Agreement the Borrower and the Sustainability Coordinator have agreed to amend the Credit Agreement solely for the purpose of incorporating the KPIs and the ESG Pricing Provisions into the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1  Amendments to Credit Agreement

Section 1.01.New Defined Terms

.   Section 1 of the Credit Agreement is amended to add the following terms in proper alphabetical order

“Advisor Conference Attendees” means the total number of unique Advisors who have participated in the Borrower’s Advisor Conference for such Reference Year and the Fiscal Year immediately preceding such Reference Year.

“Advisor Conference” means the in-person or virtual conferences periodically hosted by the Borrower that invites financial advisors affiliated with the Borrower (the “Advisors”) for purposes of education, training and knowledge-sharing.

“ESG Applicable Margin Adjustment” with respect to any Sustainability Certificate for any period between ESG Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Applicable Margin Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Applicable Margin Adjustment Amount (whether positive, negative or zero), plus (c) the KPI 3 Applicable Margin Adjustment Amount (whether positive, negative or zero), in each case for such period. For avoidance of doubt, at no point will the Applicable Margin be below zero.

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“ESG Commitment Fee Adjustment” means, with respect to any Sustainability Certificate for any period between ESG Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Commitment Fee Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Commitment Fee Adjustment Amount (whether positive, negative or zero), plus (c) the KPI 3 Commitment Fee Adjustment Amount (whether positive, negative or zero) in each case for such period. For avoidance of doubt, at no point will the Commitment Fee be below zero.

“ESG Pricing Adjustment Date” has the meaning specified in Section 1.9.

“ESG Report for the 2021 Reference Year” refers to the Borrower’s 2021 ESG Report, published and publicly accessible as of October 24th, 2022 on the Borrower’s website.

“ESG Strategists” means independent investment management firm strategists selected by the Borrower that provide values-based and/or impact-oriented investment solutions. The Borrower considered the investment management firm’s environmental, social and governance (“ESG”) characteristics at both the corporate level and the investment management level in such selection process.

“ESG Training Attendees” means the total number of unique Advisors who have participated in the Borrower’s ESG Training for Advisors for such Reference Year and the Fiscal Year immediately preceding such Reference Year.

“ESG Training for Advisors” means a set of training module and materials developed by the Borrower, that covers topics such as, but not limited to, responsible investment, including opportunities for integrating environmental, social and governance (“ESG”) factors into investment due diligence, decision marking and monitoring, as well as relevant case studies and best practices.

“KPI 1” means, for any Reference Year, the percentage of Newly Hired Employees who self-identify as an ethnic or racial minority divided by the total number of full time and part time employees of the Borrower and its Subsidiaries.

“KPI 1 Applicable Margin Adjustment Amount” means, subject to the provisions of Section 1.9, with respect to any period between ESG Pricing Adjustment Dates:

(a)positive 0.02%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is less than or equal to the KPI 1 Threshold A for such Reference Year;

(b)0.000%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than the KPI 1 Threshold A for such Reference Year but less than the KPI 1 Target A for such Reference Year; and

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(c)negative 0.02%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 1 Target A for such Reference Year.

“KPI 1 Commitment Fee Adjustment Amount” means, subject to the provisions of Section 1.9, with respect to any period between ESG Pricing Adjustment Dates, as determined for the applicable Reference Year:

(a)positive 0.004%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is less than or equal to the KPI 1 Threshold A for such Reference Year;

(b)0.000%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than the KPI 1 Threshold A for such Reference Year but less than the KPI 1 Target A for such Reference Year; and

(c)negative 0.004%, if the KPI 1 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 1 Target A for such Reference Year.

“KPI 1 Target A” means, with respect to any Reference Year, the KPI 1 Target A for such Reference Year as set forth in the Sustainability Table.

“KPI 1 Threshold A” means, with respect to any Reference Year, the KPI 1 Threshold A for such Reference Year as set forth in the Sustainability Table.

“KPI 2” means, for any Reference Year, the percentage increase in the total number of ESG Strategists offered by the Borrower as of December 31 of each Reference Year, calculated as a percentage change from the total number of ESG Strategists offered by the Borrower as of December 31 of the immediately preceding year.

“KPI 2 Applicable Margin Adjustment Amount” means, subject to the provisions of Section 1.9, with respect to any period between ESG Pricing Adjustment Dates, as determined for the applicable Reference Year:

(a)positive 0.01%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is less than or equal to the KPI 2 Threshold B for such Reference Year;

(b)0.000%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is more than the KPI 2 Threshold B for such Reference Year but less than the KPI 2 Target B for such Reference Year; and

(c)negative 0.01%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 2 Target B for such Reference Year.

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“KPI 2 Commitment Fee Adjustment Amount” means, subject to the provisions of Section 1.9 with respect to any period between ESG Pricing Adjustment Dates, as determined for the applicable Reference Year:

(a)positive 0.002%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is less than or equal to the KPI 2 Threshold B for such Reference Year;

(b)0.000%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is more than the KPI 2 Threshold B for such Reference Year but less than the KPI 2 Target B for such Reference Year; and

(c)negative 0.002%, if the KPI 2 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 2 Target B for such Reference Year.

“KPI 2 Target B” means, with respect to any Reference Year, the KPI 2 Target B for such Reference Year as set forth in the Sustainability Table.

“KPI 2 Threshold B” means, with respect to any Reference Year, the KPI 2 Threshold B for such Reference Year as set forth in the Sustainability Table.

“KPI 3” means, (i) with respect to Reference Year ending December 31, 2022, the development of ESG Training for Advisors (ii) with respect to subsequent Reference Years, starting with the calendar year ending December 31, 2023, for any Reference Year, the trailing two-year completion rate of ESG Training for Advisors, calculated as a percentage of ESG Training Attendees over total Advisor Conference Attendees.

“KPI 3 Applicable Margin Adjustment Amount” means, subject to the provisions of Section 1.9, with respect to any period between ESG Pricing Adjustment Dates, as determined for the applicable Reference Year:

(a)positive 0.02%, if the KPI 3 for the applicable Reference Year as set forth in the Sustainability Certificate is less than or equal to the KPI 3 Threshold C for such Reference Year;

(b)0.000%, if the KPI 3 for the applicable Reference Year as set forth in the Sustainability Certificate is more than the KPI 3 Threshold C for such Reference Year but less than the KPI 3 Target C for such Reference Year; and

(c)negative 0.02%, if the KPI 3 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 3 Target C for such Reference Year.

“KPI 3 Commitment Fee Adjustment Amount” means, subject to the provisions of Section 1.9 with respect to any period between ESG Pricing Adjustment Dates, as determined for the applicable Reference Year:

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(a)positive 0.004%, if the KPI 3 for the applicable Reference Year as set forth in the Sustainability Certificate is less than or equal to the KPI 3 Threshold C for such Reference Year;

(b)0.000%, if the KPI 3 for the applicable Reference Year as set forth in the Sustainability Certificate is more than the KPI 3 Threshold C for such Reference Year but less than the KPI 3 Target C for such Reference Year; and

(c)negative 0.004%, if the KPI 3 for the applicable Reference Year as set forth in the Sustainability Certificate is more than or equal to KPI 3 Target C for such Reference Year.

“KPI 3 Target C” means, with respect to any Reference Year, the KPI 3 Target C for such Reference Year as set forth in the Sustainability Table.

“KPI 3 Threshold C” means, with respect to any Reference Year, the KPI 3 Threshold C for such Reference Year as set forth in the Sustainability Table.

“KPI Metric” means each of the KPI 1, KPI 2 and KPI 3.

“Newly Hired Employees” means, for any Reference Year, the total number of full time or part time employees hired by the Borrower and its Subsidiaries between January 1 and December 31 of each Reference Year.

“Reference Year” means, with respect to any Sustainability Certificate, the Fiscal Year ending immediately prior to the date of such Sustainability Certificate.

“Sustainability Certificate” means a certificate substantially in the form of Exhibit J, executed by a Responsible Officer of the Borrower (a) setting forth the KPI 1, KPI 2, KPI 3 for such Reference Year, (b) setting forth the ESG Applicable Margin Adjustment and the ESG Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, in each case, for the Reference Year covered thereby, and (c) for Reference Year ending December 31, 2022, attaching documentation and other information attesting to the development (including, but not limited to its table of contents, delivery method and requirements for completion) of ESG Training for Advisors on or before December 31, 2022, along with the report of the Sustainability Metric Auditor (i) measuring, verifying, calculating and certifying KPI 1 and KPI 2 for the applicable Reference Year and (ii) confirming that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the definitions set herein, (d) for subsequent Reference Years, attaching such report of the Sustainability Metric Auditor for all KPI Metrics.

“Sustainability Certificate Inaccuracy” has the meaning specified in Section 1.9(d).

“Sustainability Metric Auditor” means (i) a qualified external reviewer (other than an Affiliate of the Borrower), with relevant expertise, such as an auditor,

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environmental consultant and/or independent ratings agency of recognized national standing or (ii) another firm designated by the Borrower and approved by the Administrative Agent (in consultation with the Sustainability Structuring Agent), who shall apply auditing standards and methodology that are the same as or substantially consistent with the auditing standards and methodology used in the Borrower’s ESG Report for the 2021 Reference Year, except for any changes to such standards and/or methodology that (x) are consistent with then generally accepted industry standards or (y) if not so consistent, are proposed by the Borrower and approved by the Administrative Agent (in consultation with the Sustainability Structuring Agent).

“Sustainability Modification Event” has the meaning specified in Section 1.9(f).

“Sustainability Recalculation Transaction” means any acquisition, disposition, merger or similar transaction or series of related transactions consummated by the Borrower and its Subsidiaries on a consolidated basis whereby, as a result of the consummation of such transaction or series of related transactions any of the KPI Metrics would reasonably be expected to be (as determined in good faith by the Borrower), or shall be, increased or decreased by 5% or more as compared to the KPI Metrics in effect immediately prior to the consummation of such transaction.

“Sustainability-Related Information” has the meaning specified in Section 5.24.

“Sustainability Table” means the Sustainability Table set forth on Schedule 1A.

Section 1.02.Amended Defined Terms.  The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is amended to add the following paragraph at the end thereof:

It is hereby understood and agreed that the Applicable Margin shall be adjusted from time to time on an annual basis based upon the ESG Applicable Margin Adjustment (to be calculated and applied as set forth in Section 1.9); provided that in no event shall the Applicable Margin be less than 0%.  Notwithstanding anything to the contrary herein, until the delivery of the Sustainability Certificate delivered in respect of Reference Year ending December 31, 2022 pursuant to Section 1.9, the ESG Applicable Margin Adjustment shall be zero and there shall be no ESG Applicable Margin Adjustment to the Applicable Margin.

Section 1.03.ESG Pricing Provisions

.  Section 1 of the Credit Agreement is amended to add the following Section 1.9 to the end of such Section:

Section 1.9  ESG Pricing Provisions.

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(a)Effective as of the fifth Business Day following receipt by the Administrative Agent, the Sustainability Structuring Agent and the Lenders of a Sustainability Certificate delivered pursuant to Section 1.9(e) (such day, the “ESG Pricing Adjustment Date”) in respect of the most recently ended Reference Year, commencing with the Reference Year ending December 31, 2022, (i) the Applicable Margin shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the ESG Applicable Margin Adjustment as set forth in such Sustainability Certificate, and (ii) the Commitment Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the ESG Commitment Fee Adjustment as set forth in such Sustainability Certificate.  Each change in the Applicable Margin and the Commitment Fee resulting from a Sustainability Certificate shall be effective during the period commencing on and including the applicable ESG Pricing Adjustment Date and ending on the date immediately preceding the next such ESG Pricing Adjustment Date.

(b)In the event the Borrower does not deliver a Sustainability Certificate within the period set forth in Section 1.9(e) or any Sustainability Certificate shall be incomplete and fail to include the ESG Applicable Margin Adjustment and the ESG Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, in each case, for the applicable Reference Year, the ESG Applicable Margin Adjustment will be positive 0.05% and the ESG Commitment Fee Adjustment will be positive 0.01% commencing on the fifth Business Day following the last day such Sustainability Certificate should have been delivered pursuant to the terms of Section 1.9(e) and continuing until the fifth Business Day following receipt by the Administrative Agent of a complete Sustainability Certificate for such Reference Year.

(c)For the avoidance of doubt, only one Sustainability Certificate may be delivered in respect of any Reference Year and any adjustment to the Applicable Margin or the Commitment Fee by reference to any of the KPI Metrics in any year shall not be cumulative year-over-year.  Each applicable adjustment shall only apply until the date on which the next adjustment is to occur.  It is further understood and agreed that the Applicable Margin will never be reduced or increased by more than 0.05% and that the Commitment Fee will never be reduced or increased by more than 0.01%, pursuant to the ESG Applicable Margin Adjustment and the ESG Commitment Fee Adjustment, respectively, during any Reference Year; provided that, and notwithstanding anything to the contrary in this Amendment, the definitions of KPI Metrics and the Sustainability Table may be amended or otherwise modified with the consent of the Borrower, the Administrative Agent and the Required Lenders (in consultation with the Sustainability Structuring Agent); provided, however, for the avoidance of doubt, any changes to the Applicable Margin pursuant to any ESG Applicable Margin Adjustment and the Commitment Fee pursuant to the

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ESG Commitment Fee Adjustment in excess of the amounts set forth above shall be subject to the consent of Required Lenders.

(d)If (i)(A) the Administrative Agent, the Sustainability Structuring Agent or any Lender becomes aware of any material inaccuracy in the ESG Applicable Margin Adjustment, the ESG Commitment Fee Adjustment or the KPI Metrics as reported in any Sustainability Certificate (any such material inaccuracy, a “Sustainability Certificate Inaccuracy”) and the Administrative Agent shall notify the Sustainability Structuring Agent and the Lenders, or the Sustainability Structuring Agent or such Lender, as applicable, delivers, not later than ten Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Sustainability Certificate Inaccuracy in reasonable detail (which description shall be shared with the Borrower, and, as applicable, the Sustainability Structuring Agent), or (B) the Borrower becomes aware of a Sustainability Certificate Inaccuracy and delivers notice thereof to the Administrative Agent and the Sustainability Structuring Agent, and (ii) a proper calculation of the ESG Applicable Margin Adjustment, ESG Commitment Fee Adjustment or the KPI Metrics would have resulted in no adjustment or an increase in the Applicable Margin or Commitment Fee for any applicable period, (x) commencing on the fifth Business Day following delivery of a corrected Sustainability Certificate to the Administrative Agent and the Sustainability Structuring Agent, the Applicable Margin and Commitment Fee shall be adjusted to reflect such corrected calculations of the ESG Applicable Margin Adjustment and the ESG Commitment Fee Adjustment and (y) the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Lender), but in any event within ten Business Days after the Borrower has received written notice of, or has determined that there was, a Sustainability Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period.  It is understood and agreed that any Sustainability Certificate Inaccuracy shall not constitute a Default unless the Borrower fails to make a payment required by the foregoing provisions of this Section 1.9 with respect to such Sustainability Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, (x) any additional amounts required to be paid pursuant to the immediately preceding paragraph shall not be due and payable until the earlier to occur of (I) a written demand is made for such payment by the Administrative Agent in accordance with such paragraph or (II) 10 Business Days after the Borrower has received written notice of, or has determined that there was,

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a Sustainability Certificate Inaccuracy (such date, the “Certificate Inaccuracy Payment Date”), (y) any nonpayment of such additional amounts prior to the Certificate Inaccuracy Payment Date shall not constitute a Default (whether retroactively or otherwise) and (z) none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the Default Rate pursuant to Section 2.8 prior to the Certificate Inaccuracy Payment Date.

(e)As soon as available and in any event within 120 days following the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2022), the Borrower shall deliver to the Administrative Agent, the Sustainability Structuring Agent and the Lenders, in form and detail satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Sustainability Structuring Agent): a Sustainability Certificate for the most recently-ended Reference Year; provided, that, for any Reference Year the Borrower may elect not to deliver a Sustainability Certificate, and such election shall not constitute a Default (but such failure to so deliver a Sustainability Certificate by the end of such 120-day period shall result in the ESG Applicable Margin Adjustment being applied as set forth in Section 1.9).  In the event the Borrower’s fiscal year is changed to a non-calendar year fiscal year, the Borrower will be permitted to adjust the timing of delivery of the Sustainability Certificate at its election in a manner intended to maintain consistency with the foregoing.

(f)If, after the date hereof, there occurs any Sustainability Recalculation Event or material changes in the regulatory environment with respect to the sustainability provisions in this Amendment (a “Sustainability Modification Event”), and the Borrower notifies the Administrative Agent and the Sustainability Structuring Agent in writing that the Borrower requests an amendment to any provision hereof to eliminate the effect of such Sustainability Modification Event (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Sustainability Modification Event, then (i) the Borrower and the Administrative Agent (in consultation with the Sustainability Structuring Agent) shall negotiate in good faith to agree to amend the provisions hereof to eliminate the effect of such Sustainability Modification Event, and the provisions of this Agreement shall be interpreted on the basis of the provisions in effect and applied immediately prior to such Sustainability Modification Event for a period of not more than 30 days (unless the provisions hereof shall have been amended in accordance herewith or such notice shall have been withdrawn).  If, after 30 days following any such notice, Lenders constituting Required Lenders, the Administrative Agent and the Sustainability Structuring Agents have not consented to such amendment, there will cease to be any ESG Applicable Margin Adjustment and any ESG Commitment Fee Adjustment until such time as the parties hereto can agree

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upon any such adjustments in accordance with the terms hereof and during such period (i) the credit facility described in this Amendment shall cease to be a sustainability-linked loan and (ii) no party to this Agreement shall, without the prior written consent of the Administrative Agent, the Borrower and the Sustainability Structuring Agent, make any public or private representations or description of the credit facility described in this Amendment as a sustainability-linked loan.

Section 1.04.Sustainability-Related Information Disclosures.  Section 5 of the Credit Agreement is amended to add the following Section 5.24 to the end thereof:

Section 5.24Sustainability-Related Information Disclosures.  The Borrower hereby represents and warrants to the Lenders that all information about its sustainability strategy, including, without limitation, the KPIs, which have been or may be provided to the Administrative Agent, the Sustainability Structuring Agent or any Lender by or on behalf of it, or which have been or may be approved by it (collectively, the “Sustainability-Related Information”), is true and accurate in all material respects as of the date it is provided or approved and as of the date (if any) of which it is stated.  Notwithstanding anything in this Agreement to the contrary, any breach of this Section 5.24 shall not constitute a Default.

Section 1.05.Sustainability-Related Information.  Section 6 of the Credit Agreement is hereby amended to add the following new Section 6.14 to the end thereof:

Section 6.14   Sustainability-Related Information.

(a)The Borrower shall furnish the Administrative Agent, the Sustainability Structuring Agent and the Lenders with all Sustainability-Related Information and to provide such access to the directors, officers, employees and advisers of the Borrower and its Affiliates (together “Representatives”), in each case as the Administrative Agent, the Sustainability Structuring Agent or any Lender may reasonably request.  In addition, the Borrower shall ensure that the Representatives are available, upon the Administrative Agent’s, the Sustainability Structuring Agent’s or any Lender’s reasonable request, to discuss the Sustainability-Related Information.

(b)The Borrower shall, within five Business Days after the Borrower’s determination that there was a Sustainability Certificate Inaccuracy, deliver written notice to the Administrative Agent thereof.

(c)The Borrower shall (i) notify the Administrative Agent, the Sustainability Structuring Agent and the Lenders promptly (A) of any change in the Borrower’s green or sustainability framework or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider or auditor, (B) if any Sustainability-Related Information furnished by the Borrower or any of its Affiliates to the Administrative Agent,

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the Sustainability Structuring Agent or any Lender or approved by the Borrower or its Affiliates is or becomes inaccurate, untrue, incomplete or misleading, (C) the occurrence of any Sustainability Modification Event and (D) the appointment of any successor Sustainability Metric Auditor, and (ii) supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 5.24 are correct as of the date when such Sustainability-Related Information is supplemented.  Notwithstanding anything in this agreement to the contrary, any breach of this Section 6.14(c)(ii) shall not constitute a Default.

Section 1.06.Agency Provisions.  Section 9 of the Credit Agreement is amended to add the following Sections 9.18, 9.19 and 9.20 to the end thereof:

Section 9.18  Exculpatory Provisions.  Neither the Administrative Agent nor the Sustainability Structuring Agent (x) shall have any duty to ascertain, inquire into or otherwise independently verify any informational materials focused on ESG targets to be used in connection the credit facility describe in this Amendment, including any information based upon the information provided by the Borrower with respect to the applicable KPI Metrics and (y) shall have any responsibility for (or liability in respect of) the completeness or accuracy of any such information. Each party hereto hereby agrees that the Administrative Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any ESG Applicable Margin Adjustment or ESG Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Certificate or notice as to a Sustainability Certificate Inaccuracy (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate or notice, without further inquiry).  The Borrower acknowledges and agrees that the Administrative Agent, the Sustainability Structuring Agent and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information furnished by the Borrower to the Administrative Agent, the Sustainability Structuring Agent or any Lender or approved by the Borrower for use in connection with this Amendment and that none of the Administrative Agent, the Sustainability Structuring Agent nor any Lender assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.

Section 9.19  Resignation of Sustainability Structuring Agent. The Sustainability Structuring Agent may at any time give notice of its resignation to the Administrative Agent, the Lenders, and the Borrower, which resignation shall be effective on the date set forth in such notice, which date shall not be less than 10 Business Days following the date of receipt of such notice by the Borrower and the Administrative Agent (the “Sustainability Structuring Agent Resignation Effective Date”).  Upon receipt of any such notice of resignation, the Borrower shall have the right to appoint a successor, which shall be a Lender or Affiliate of a Lender; provided that in no event shall any such

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successor Sustainability Structuring Agent be a Defaulting Lender.  With effect from the Sustainability Structuring Agent Resignation Effective Date, the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder and under the other Loan Documents.  Upon the acceptance of a successor’s appointment as Sustainability Structuring Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent (other than any rights to indemnity payments owed to the retiring Sustainability Structuring Agent), and the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder or under the other Loan Documents.  After the retiring Sustainability Structuring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 shall continue in effect for the benefit of such retiring Sustainability Structuring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Sustainability Structuring Agent was acting as Sustainability Structuring Agent.

Section 9.20  Acknowledgements of the Lenders. Each Lender also acknowledges and agrees that (a) none of the Administrative Agent, the Sustainability Structuring Agent or any Arranger, acting in such capacities have made any assurances as to (i) whether the terms and conditions of this Agreement and the other Loan Documents meets such Lender’s criteria or expectations with regard to environmental impact and sustainability performance, and (ii) whether any characteristics of this Agreement and the other Loan Documents, including the characteristics of the relevant key performance indicators to be determined in connection with any increase or decrease in the Applicable Margin, including the Borrower’s environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities and (b) each such Lender has performed its own independent investigation and analysis of this Amendment and the other Loan Documents and whether this Agreement and the other Loan Documents meet such Lender’s criteria or expectations with regard to environmental impact and/or sustainability performance.

Section 1.07. Amendments to Schedules and Exhibits.  Exhibit J and Schedule 1A hereto are hereby added as Exhibit J and Schedule 1A to the Credit Agreement, respectively.

Article 2Conditions Precedent.  This Amendment shall automatically become effective at 5:00 p.m. on October 28, 2022 unless the Administrative Agent shall have received written notice that Lenders comprising the Required Lenders object to this Amendment.

Article 3  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) The Borrower has full right and authority to enter into this Amendment and to perform all of its obligations under the Credit Agreement as amended by this Amendment.

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(b) This Amendment has been duly authorized, executed, and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);

(c)  This Amendment does not, nor does the performance or observance by the Borrower of the Credit Agreement, as amended by this Amendment, (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any provision of its organizational documents or (ii) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Article 4  Miscellaneous.

Section 4.01.Ratification, etc.  Except as expressly amended by this Amendment, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

Section 4.02.Governing Law. This Second Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 4.03.Submission to Jurisdiction; Waiver of Jury Trial.  The jurisdiction and waiver of jury trial provisions set forth in Sections 11.21 and 11.22 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

Section 4.04.Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, each of which shall constitute an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment and such counterpart shall be deemed to be an original hereof.

Section 4.05.Loan Document.  This Amendment is a Loan Document.

750145074 20664705

ASSETMARK FINANCIAL HOLDINGS, INC.

By /s/ Gary G. Zyla

Name Gary Zyla

Title: EVP, CFO

BANK OF MONTREAL, as L/C Issuer and as Administrative Agent

By:/s/ Amy Prager

Name: Amy Prager

Title:   Director

Signature Page to ESG Amendment

750145074 20664705

EXHIBIT J

SUSTAINABILITY CERTIFICATE

To:   Bank of Montreal, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

Bank of Montreal

111 West Monroe Street, 17th Floor W

Chicago, IL 60603

Attention: Mirsada Krpo

Telephone: (312)-461-5417

Email: GFS.agencyUS@bmo.com

Bank of Montreal

115 South LaSalle Street

Chicago, Illinois 60603

Attention: Amy Prager

Telephone: 718-207-3568

Email: amy.prager@bmo.com

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January 12, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., the Guarantors party thereto, certain Lenders which are signatories thereto, and Bank of Montreal, as Administrative Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  This Sustainability Certificate (this “Certificate”) is furnished pursuant to Section 1.9 of the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN [HIS/HER] CAPACITY AS [chief executive officer, chief operating officer, chief financial officer, CHIEF SUSTAINABILITY OFFICER, treasurer, assistant treasurer, controller or senior vice president of finance] OF THE BORROWER AND NOT IN AN INDIVIDUAL CAPACITY (AND WITHOUT PERSONAL LIABILITY) THAT:

1.I am the duly elected [chief executive officer, chief operating officer, chief financial officer, chief sustainability officer, treasurer, assistant treasurer, controller or senior vice president of finance] of the Borrower, and I am authorized to deliver this Certificate on behalf of the Borrower;

2.Attached as Annex A hereto are the calculations of KPI Metrics for the 20[__] Reference Year, and evidences the Borrower’s qualification for (x) a ESG Applicable Margin Adjustment equal to [+][-][___]% per annum and (y) a ESG Commitment Fee Adjustment, equal to  [+][-][___]% per annum.  The Applicable Margin (i) will never be reduced or increased more than 0.05% per annum pursuant to the ESG Applicable Margin Adjustment and (ii) shall not be

Exhibit J

750145074 20664705

less than 0.00%. The Commitment Fee (i) will never be reduced or increased more than 0.01% per annum pursuant to the ESG Commitment Fee Adjustment and (ii) shall not be less than 0.00%.

4.Attached as Annex B hereto is a true and complete review report of the Sustainability Metric Auditor confirming that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the definitions set forth in the Credit Agreement.

The foregoing certifications are made and delivered this _____ day of __________, 20[__].

ASSETMARK FINANCIAL HOLDINGS, INC.
as the Borrower

By:_________________________________
Name:

Title:

Exhibit J

750145074 20664705

SCHEDULE 1A

SUSTAINABILITY TABLE

[***]

SCHEDULE 1A

750145074 20664705